Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Shad Burke	Kirsten Garvin
Interim Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Dot Hill Announces Re-award of Low-end Product Development
by Sun Microsystems
CARLSBAD, Calif. — April 28, 2006 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced that Sun Microsystems, Inc. has informed Dot Hill of its decision to move potential future supply of a new, low-end, entry-level storage product to another party. The project had previously been directed to Dot Hill.
Dana Kammersgard, president and chief executive officer of Dot Hill said, “Although we are disappointed that we will not be participating in this particular segment of Sun Microsystems’ business, Sun remains an important customer of Dot Hill, and we remain a strategic partner of theirs. We do not believe that the loss of this business will substantially affect our revenues in 2006 or 2007. Our agreement with Sun Microsystems was recently extended until 2011, we continue to ship products to Sun, and look forward to additional business opportunities, like the next-generation Ultra 320 SCSI product that we began shipping to Sun in the fall of 2005. We remain well positioned for the future with a strong product line and several new customers who we expect will continue to ramp up shipments during the remainder of this year.”
To date, Dot Hill has shipped over 88,000 units to a variety of customers since the program began in the fall of 2002.
“Sun’s storage products that have been built in collaboration with Dot Hill continue to provide value to Sun and our customers,” said Paul Giroux, vice president and general manager of Sun’s Disk Business Unit. “Dot Hill remains a strategic partner of Sun Microsystems and we look forward to working together on the existing products and potentially other initiatives in the future.”
Dot Hill will discuss this matter further on its first quarter 2006 financial results conference call which is scheduled to take place on May 9, 2006 at 4:30 p.m. EST.
Dot Hill is the market leader in providing flexible storage offerings and responsive service and support to OEMs and system integrators, from engagement through end of life. Founded in 1984, Dot Hill has more than two decades of expertise in developing high-quality, competitively priced storage products. Focused on delivering global 24x7x365 technical support, the company has more than 100,000 systems in use worldwide and numerous OEM and indirect partners. With its patented technology and award-winning SANnet® II and RIO Xtreme™ families of storage and its Dot Hill Storage Services, Dot Hill makes storage easy. Headquartered in Carlsbad, Calif., Dot Hill has offices in China, Germany, Israel, Japan, Netherlands, United Kingdom and the United States. More information is available at www.dothill.com.
Certain statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding Dot Hill’s ability to maintain or expand its relationship with Sun Microsystems, ramp up product shipments to customers, introduce new products and support its new and existing customers. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that contribute to the uncertain nature of the forward-looking statements include: the extremely competitive nature of the industry in which the company operates; increasing cost pressures; the company’s reliance on a limited number of key customers and suppliers; the company’s ability to manage growth and attract and retain talented personnel; changing customer preferences in the Open Systems computing market; and other unforeseen supply, technological, intellectual property or engineering issues. However, there are many other risks not listed here that may affect the future business and financial results of Dot Hill, as well as the forward-looking statements contained herein. To learn about such risks and uncertainties, you should read the risk factors set forth in Dot Hill’s public filings with the SEC, including the Forms 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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